CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (the "Registration Statement") of our report dated April 12, 2019, relating to the financial statement of Homestead Funds Trust Intermediate Bond Fund dated April 11, 2019, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" in such Registration Statement.

Baltimore, Maryland

April 15, 2019